Exhibit 99.1

August 10, 2011

Dialogic Inc. Reports Second Quarter 2011 Financial Results

Achieves record second quarter non-GAAP revenues of $58.7M

Achieves record Video revenues and first Mobile Backhaul Optimization revenue

NextGen products comprised 69% of non-GAAP revenue primarily from BRIC (Brazil, Russia, India, China) countries and MEA (Middle East, Africa) region

Reaffirms full year Business Outlook

MILPITAS, Calif. – (BUSINESS WIRE) – Dialogic Inc. (NASDAQ:DLGC), a leading provider of communications technologies that power advanced networks, today announced second quarter financial results for the period ending June 30, 2011.

“This quarter we achieved the highest quarterly revenue in our company’s history,” said Nick Jensen, Dialogic’s Chairman and Chief Executive Officer. “We saw strong demand for our NextGen products including our newest Bandwidth Optimization, Video and Infrastructure products in the world’s fastest growing mobile networks markets, specifically in the BRIC countries and the MEA region. These NextGen products made up 69% of second quarter non-GAAP revenues, a record level versus 61% in the first quarter of 2011. In the second quarter, we also recognized our first revenue on our new Mobile Backhaul products. We anticipate that revenues for the Mobile Backhaul and video products will grow significantly in future quarters as mobile operators expand network capacity to address the demand for data services.”

Financial Results

On a GAAP basis, Dialogic achieved the following financial results for the second quarter 2011 as compared to the results of the first quarter of 2011:

•	Revenue of $55.8 million, as compared to $44.9 million

•	Gross Margin of 59% as compared to 57%

•	Operating Expense of $38.2 million, as compared to $42.6 million

•	Net Loss attributable to common shareholders of $11.3 million or $0.36 per share, as compared to $21.3 million or $0.68 per share

As reflected below in the reconciliation of the second quarter 2011 Statement of Operations to Adjusted EBITDA, on a non-GAAP basis, Dialogic achieved the following financial results for second quarter 2011 as compared to the results of the first quarter 2011:

•	Revenue of $58.7 million, as compared to $45.9 million

•	Gross Margin of 62%, as compared to 63%

•	Operating Expenses of $33.4 million, as compared to $35.0 million

•	Adjusted EBITDA of $3.1 million, as compared to $(6.1) million

“In the second quarter, we saw several trends which are indicative of our business. First, the investments we have made over the previous quarters in video and mobile backhaul optimization products are now starting to contribute to our results, through contracts with customers and partners like Telefonica and Nokia Siemens Networks. Second, as we have stated in previous quarters, we expect to see declining revenues from the Legacy products, which are mostly the TDM based board and blade business. Those applications are increasingly transitioning from special purpose hardware to IP Media Server software running on general purpose servers. As the Legacy business declines, it is being replaced by the growth from our NextGen products. Also, our Class 4 Softswitch continues to win significant design wins worldwide. Our book to bill for the second quarter was slightly below one, but is slightly above one for the first half of 2011.”

Recent Highlights

•	Record second quarter revenue from several product groups, including Video, Switching and IP Media Servers

•	Initial Mobile Backhaul optimization deployments with Telefonica in Latin America

•	Awarded large Session Border Control (SBC) contract from an Asian tier 1 carrier

Business Outlook for 2011

Today Dialogic reaffirmed its 2011 Business Outlook that was originally issued on February 28, 2011.

Item	Updated Business Outlook
Non-GAAP
Revenue	$220 - $230 Million
Adjusted Gross Margin	63% - 67%
Adjusted EBITDA Margin	Greater than 10%

“In summary, we are very pleased with our second quarter’s financial results,” said Jensen. “Our product strategy has been validated by some of the world’s largest mobile network operators in some of the world’s fastest growing mobile markets. We are encouraged by our prospects and believe that we have the right products at the right time to create new revenue opportunities and reduce expenses for mobile network operators as data dominates mobile networks.”

FINANCIAL TABLES

Use of Non-GAAP Financial Measures

Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Dialogic believes that presenting non-GAAP net loss and non-GAAP net loss allocable to common stockholders is useful to investors, because it describes the operating performance of Dialogic. Dialogic management uses these non-GAAP measures as important indicators of the company’s past performance and in planning and forecasting performance in future periods. Dialogic considers EBITDA, as adjusted, an important measure of its ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA, as adjusted, eliminates the non-cash effect of tangible asset depreciation and amortization of intangible assets and stock-based compensation as well as certain nonrecurring expenses. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities. The non-GAAP financial information Dialogic presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP. You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

In respect of the foregoing, Dialogic provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

“EBITDA” is defined as earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA plus adjustments for nonrecurring items or other adjustments. Adjusted EBITDA includes EBITDA and also non-cash stock compensation expense, purchase price adjustments resulting from the fair value adjustments of the assets and liabilities of Veraz Networks as of October 1, 2010, acquisition related costs, restructuring expenses and foreign exchange gains (losses). Acquisition costs include investment banker fees, legal expenses, and other fees incurred in connection with the acquisition. Dialogic considers Adjusted EBITDA as a key metric in evaluating its financial performance.

Stock-based compensation: These expenses consist of expenses for employee stock options, restricted stock units and employee stock purchases under ASC 718. Dialogic excludes stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses and are also excluded by our lender in the calculation of EBITDA. As Dialogic applies ASC 718, it believes that it is useful to its investors to understand the impact of the application of ASC 718 to its operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. While stock-based compensation expense calculated in accordance with ASC 718 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by Dialogic and because such expense is not used by management to assess the core profitability of our business operations. Dialogic further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from various non-GAAP measures better facilitates comparisons to our competitors’ operating results.

SEC inquiry expense: Due to the generally nonrecurring nature and magnitude of expense associated with the SEC inquiry, Dialogic excludes such expenses from its non-GAAP measures primarily because they are not indicative of ongoing operating results. Further, excluding this item from non-GAAP measures facilitates management’s internal comparisons to our historical operating results.

Conference Call Information

Dialogic will hold its second quarter earnings conference call at approximately 4:30pm Eastern Time on Thursday, August 11, 2011. Dialogic will offer a live webcast of the conference call, which will also include forward-looking information. For parties in the United States and Canada, call 1-800-860-2442 to access the conference call. International parties can access the call at 412-858-4600. The webcast will be accessible from the “Investor Relations” section of the Dialogic website (www.dialogic.com). The webcast will be archived for a period of 30 days. A telephonic replay of the conference call will also be available two hours after the call and will run for one month. To hear the replay, parties in the United States and Canada should call 1-877-344-7529 and enter passcode 60000#. International parties should call 1-412-317-0088 and enter passcode 60000#. In addition, Dialoic’s press release will be distributed via Business Wire and posted on the Dialogic website before the conference call begins (DLGC-IR).

About Dialogic

For over 25 years, Dialogic (NASDAQ: DLGC) and its subsidiaries have been providing communications platforms and technology to enterprise and service provider markets. Our portfolio of IP and TDM based multimedia processing and call control technologies enables developers and service providers to build and deploy innovative applications without concern for the complexities of the communications medium or network. This empowers our customers to unleash the profit from video, voice and data for advanced networks. For more information on Dialogic, visit www.dialogic.com.

This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to, future revenues, adjusted gross margin, adjusted EBITDA, growth of certain product lines and other risks and uncertainties described more fully in our documents filed with or furnished to the SEC. More information about these and other risks that may impact Dialogic’s business is set forth in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, each as filed with the SEC. Thes filings are available on a website maintained by the SEC http://www.sec.gov/. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Dialogic is a registered trademark of Dialogic Inc. or a subsidiary. All other company and product names may be trademarks of the respective companies with which they are associated.

Investor Relations:

MBS Value Partners

Ron Vidal, 212-750-5800

ron.vidal@mbsvalue.com

or

Dialogic

Anthony Housefather, 514-832-3577

anthony.housefather@dialogic.com

DIALOGIC INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(unaudited)

	June 30, 2011	March 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$14,742	$20,382	$24,559
Restricted cash	1,609	1,607	650
Accounts receivable, net	45,226	50,262	57,931
Inventories	23,951	28,014	27,102
Prepaid expenses	4,349	6,581	5,703
Other current assets	4,374	3,058	7,695

Total current assets	94,251	109,904	123,640

Property and equipment, net	9,108	9,687	10,262
Intangible assets, net	40,062	43,451	46,904
Goodwill	31,223	31,223	31,614
Deferred debt issuance costs, net	1,900	3,047	3,307
Other assets	1,580	1,513	1,393

Total assets	$178,124	$198,825	$217,120

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Bank indebtedness	$12,910	$12,981	$12,783
Accounts payable	13,364	18,931	23,552
Accrued liabilities	23,929	24,513	23,765
Deferred revenue	14,673	19,293	17,209
Income tax payable	2,486	2,226	2,010
Short-term debt, related party	89,875	89,875	—
Interest payable on long-term debt	3,404	2,921	2,953

Total current liabilities	160,641	170,740	82,272

Long-Term liabilities:
Long-term debt, related party	4,343	4,134	93,811
Accrued restructuring	2,780	3,049	—
Income taxes payable	2,518	2,460	2,416
Deferred revenue	2,388	2,654	2,423

Total liabilities	172,670	183,037	180,922

Commitments and contingencies

Stockholders’ equity:
Common shares and additional paid-in capital	220,462	219,621	218,783
Accumulated other comprehensive loss	(21,946)	(22,040)	(22,071)
Accumulated deficit	(193,062)	(181,793)	(160,514)

Total stockholders’ equity	5,454	15,788	36,198

Total liabilities and stockholders’ equity	$178,124	$198,825	$217,120

DIALOGIC INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,
	2011	2010	2011	2010
Revenues:
Products	$45,614	$39,252	$81,824	$77,808
Services	10,173	2,853	18,827	5,753

Total revenues	55,787	42,105	100,651	83,561

Cost of Revenues:
Products	17,594	12,700	31,537	25,607
Services	5,507	2,266	10,857	4,545

Total cost of revenues	23,101	14,966	42,394	30,152

Gross profit	32,686	27,139	58,257	53,409

Operating Expenses:
Research and development, net	13,932	10,404	28,722	20,468
Sales and marketing	14,286	11,002	29,165	22,277
General and administrative	9,192	5,989	18,162	11,664
Merger costs	—	531	—	915
Restructuring charges	761	—	4,746	—

Total operating expenses	38,171	27,926	80,795	55,324

Loss from operations	(5,485)	(787)	(22,538)	(1,915)
Interest and other income (expense), net	24	7	—	525
Interest expense, related party	(4,964)	(4,924)	(8,532)	(9,020)
Foreign exchange gains (losses), net	(201)	79	(333)	1

Loss before income taxes	(10,626)	(5,625)	(31,403)	(10,409)
Income taxes provision (benefit)	643	322	1,145	451

Net loss	$(11,269)	$(5,947)	$(32,548)	$(10,860)

Net loss allocable to common stockholders per share - basic and diluted	$(0.36)	$(0.78)	$(1.04)	$(1.42)

Weighted-average shares outstanding used in computing net loss per share - basic and diluted:	31,283	7,652	31,251	7,652

DIALOGIC INC.

Reconciliation of Condensed Consolidated Statement of Operations Loss to Adjusted EBITDA results

(In thousands, except per share data)

(unaudited)

	Three Months Ended June 30, 2011
	Statement of Operations	Adjustments		Adjusted EBITDA
Revenues:
Products	$45,614	$2,350	B	$47,964
Services	10,173	517	B	10,690

Total revenues	55,787	2,867		58,654

Cost of Revenues:
Products	17,594	(916)	A,B,C	16,678
Services	5,507	—		5,507

Total cost of revenues	23,101	(916)		22,185

Gross profit	32,686	3,783		36,469

Operating Expenses:
Research and development, net	13,932	(611)	A,C	13,321
Sales and marketing	14,286	(1,687)	A,C	12,599
General and administrative	9,192	(1,755)	A, C, D	7,437
Merger costs	—	—		—
Restructuring charges	761	(761)		—

Total operating expenses	38,171	(4,814)		33,357

Loss from operations	(5,485)	8,597		3,112

Interest and other income (expense), net	24	(24)		—
Interest expense, related party	(4,964)	4,964		—
Foreign exchange gains (losses), net	(201)	201		—

Loss before income taxes	(10,626)	13,738		3,112

Income taxes provision (benefit)	643	(643)		—

Net loss	$(11,269)	$14,381		$3,112

(A) Stock-based compensation for the three months ended June 30, 2011 was as follows:

June 30, 2011
Cost of revenues	$81
Research and development, net	182
Sales and marketing	377
General and administrative	176

$816

(B) Purchase price adjustments for the three months ended June 30, 2011 was as follows:

June 30, 2011
Revenues:
Products	$2,350
Services	517

Total revenues	$2,867

Cost of Revenues:
Products	(1,316)

Total cost of revenues	$(1,316)

Operating Expenses:
Sales and Marketing

Total operating expenses	$—

(C) Depreciation and amortization for the three months ended June 30, 2011 was as follows:

June 30, 2011
Cost of revenues	$2,151
Research and development, net	429
Sales and marketing	1,310
General and administrative	752

$4,642

(D SEC Inquiry for the three months ended June 30, 2011 was as follows:

June 30, 2011
General and administrative	827

$827